UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report

November 28, 2007

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

Explanatory Note:

The purpose of this filing is to provide copies of Exhibits 16.1 and 16.2 with conformed signatures. Other than being re-dated, the rest of the filing is identical to the Form 8K-A related to this event.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 21, 2007, J.H. Cohn LLP informed the Audit Committee of the Board of Directors (the “Audit Committee”) of Pipeline Data Inc. (the "Company") that it had resigned as the Company’s independent registered public accounting firm. J.H. Cohn LLP had been engaged as our independent registered public accounting firm on July 17, 2007 and had performed review procedures in connection with our unaudited condensed consolidated financial statements included in our reports on Form 10-QSB for the quarterly periods ended June 30, 2007 and September 30, 2007, but it never audited any of our consolidated financial statements.

In connection with its review procedures related to our unaudited condensed consolidated financial statements included in our report on Form 10-QSB for the quarterly period ended June 30, 2007, J.H. Cohn LLP advised the Company’s management and the Audit Committee that certain common stock issued by the Company that was subject to a repurchase obligation that had previously been classified in our financial statements as permanent equity should have been classified as temporary equity.

Management and the Audit Committee of the Board of Directors of the Company concluded on August 20, 2007 that the Company’s consolidated financial statements contained within the Company’s Annual Report on Form 10-KSB for the years ended December 31, 2005 and 2006, which were audited by Drakeford & Drakeford, LLC, and its unaudited consolidated financial statements contained within the Company’s Quarterly Report on Form 10-QSB for the period ended March 31, 2007 should be restated to reclassify a stock repurchase obligation as temporary equity as opposed to a conditional obligation. These restatements were filed with the Securities and Exchange Commission on November 28, 2007.

The restatements related to the accounting for certain stock repurchase obligations made in connection with the Company’s acquisition of Charge.com, Inc which had previously been considered to be conditional obligations under the terms of Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. After reviewing this arrangement under the terms of Topic No. D-98: “Classification and Measurement of Redeemable Securities”, the Company believes that the shares issued to the former Charge.com, Inc stockholders should be considered temporary equity and classified as common shares subject to put obligations.

The company has reviewed this with Drakeford & Drakeford, LLC, its current and former independent registered public accounting firm, on August 20, 2007 and August 23, 2007 and has identified certain adjustments that necessitate the restatement of its financial statements for years ended December 31, 2005 and 2006 and the three months ended March 31, 2007 and are summarized as follows:

The following tables illustrates the correction of error as shown on the face of the Company’s balance sheet and the effect on earnings (loss) per shares:

:

	As previously reported 12/31/06	Restatement Adjustment 12/31/06	As restated 12/31/06	As previously reported 12/31/05	Restatement Adjustment 12/31/05	As restated 12/31/05
Temporary Equity
Common shares subject to put obligation	$ --	$12,576,951	$12,576,951	$ --	$9,679,999	$9,679,999
Common Stock	48,016	(9,398)	38,618	38,594	(9,398)	29,196
Additional paid-in capital	35,041,816	(12,567,553)	22,474,263	18,900,948	(9,670,601)	9,230,347

Total Stockholders’ Equity	$30,596,850	$(12,576,951)	$18,019,899	$22,549,862	$(9,679,999)	$12,869,863
Effect on loss per share	$ (0.05)	$ (0.07)	$ (0.12)	$ 0.01	$ 0.00	$ 0.01

	As previously reported 3/31/07	Restatement Adjustment 3/31/07	As restated 3/31/07

Temporary Equity
Common shares subject to put obligation	$ --	$12,576,951	$12,576,951

Common Stock	48,147	(9,398)	38,749

Additional paid-in capital	36,056,825	(12,567,553)	23,489,272

Total Stockholders’ Equity	$30,513,581	$(12,576,951)	$17,936,630

Earnings(loss) per share	$ (0.02)	$ (0.0)	$ (0.02)

The Company has furnished a copy of the above disclosure to each of Drakeford & Drakeford, LLC and J.H. Cohn LLP prior to the filing of this Form 8-K and has requested that each of Drakeford & Drakeford, LLC and J.H. Cohn LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements related to each of them made by the Company herein and, if not, stating the respects in which they do not agree. Copies of such letters are attached as Exhibits 16.1 and 16.2 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

16.1	Letter from Drakeford & Drakeford, LLC to the Securities and Exchange Commission, dated March 6, 2008.

16.2	Letter from J.H. Cohn LLP to the Securities and Exchange Commission, dated March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	June 3, 2008	By:	/s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer